INDEPENDENT AUDITORS' REPORT

To the Member of IPS Associates Asia Pte Ltd

We have audited the balance sheet of IPS Associates Asia Pte Ltd as of December 31, 1999, and the related profit and loss statement, statement of cash flows and the statement of equity changes for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1999 and the results of its operations, its cash flows and the changes to the equity for the year then ended in conformity with generally accepted accounting principles in the United States of America.

Deloitte & Touche LLP
Certified Public Accountants

Singapore
June 15, 2000